Exhibit 99.1

For Immediate Release

Cleantech Solutions International Announces Results of Annual Meeting of Stockholders

Wuxi, Jiangsu Province, China – December 10, 2013 –Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, today announced the results of the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on December 10, 2013 in Wuxi City, People’s Republic of China.

At the Annual Meeting, Cleantech Solutions’ stockholders:

•	Elected Jianhua Wu, Fu Ren Chen, Xi Liu, Baowen Wang and Tianziang Zhou as directors;
•	Approved a non-binding advisory vote on the Company’s 2012 executive compensation;
•	Voted that a non-binding advisory vote on executive compensation be submitted to shareholders every three years;
•	Approved the amendment to to the Company’s 2010 Long-Term Incentive Plan.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines. The Company supplies forging products, fabricated products and machining services to a range of clean technology and manufacturing customers and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is
www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended September 30, 2013.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:
Cleantech Solutions International, Inc.
Adam Wasserman, CFO
E-mail: adamw@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Compass Investor Relations
Elaine Ketchmere, CFA
Email: eketchmere@compass-ir.com
Web:  www.compassinvestorrelations.com